VA SOFTWARE ANNOUNCES THIRD CONSECUTIVE QUARTER OF
PROFITABILITY ON 43% ANNUAL YEAR-OVER-YEAR REVENUE GROWTH

Q4 06 EPS REPORTED AT $0.01; REVENUE GROWTH LED BY 78% YEAR-OVER-YEAR GROWTH IN MEDIA REVENUE

FREMONT, CA—August 29, 2006 — VA Software Corporation (Nasdaq: LNUX), the online media, software and e-commerce leader in community-driven Open Source innovation, today announced financial results for its fourth quarter and fiscal year ended July 31, 2006.

“We are pleased to report our third consecutive quarter and first full fiscal year of profitability, while executing ambitious site architecture initiatives within OSTG and collaborative development capabilities within our SourceForge Enterprise Edition software business,” said Ali Jenab, president and CEO. “With our third quarter of profitability, we clearly have reached momentum as a profitable and growing enterprise committed to serving the needs of our online media clients through site enhancements for the user community as well as innovative marketing programs for the advertisers reaching out to that community, and to expanding the customer base of SourceForge Enterprise Edition.”

Total fourth quarter fiscal 2006 revenue from continuing operations grew 35% to $10.5 million, compared to fourth quarter fiscal 2005 total revenue of $7.8 million. For the year ended July 31, 2006, total revenue grew 43% to $43.6 million, compared to $30.6 million for the year ended July 31, 2005.

On a GAAP basis, the fourth quarter fiscal 2006 net income from continuing operations was $0.7 million, or $0.01 per share, compared to the fourth quarter of fiscal 2005 GAAP net loss of ($1.2) million, or ($0.02) per share. For the year ended July 31, 2006, the company’s net income on a GAAP basis was $11.0 million, or $0.17 per diluted share, compared to a net loss of ($4.7) million, or ($0.08) per diluted share, for the year ended July 31, 2005. For the year ended July 31, 2006, excluding the gain on the sale of Animation Factory, Inc., which was completed during the second quarter of fiscal 2006, the company’s net income on a GAAP basis was $1.3 million, or $0.02 per share, compared to a net loss of ($5.6) million, or ($0.09) per share, for the year ended July 31, 2005. During the fourth quarter of fiscal 2006, the company’s cash and investment balances grew by $4.4 million to $54.0 million as of July 31, 2006.

As specified in the attached reconciliation of net income (loss) as reported to pro forma net income (loss), the fourth quarter fiscal 2006 net income was $1.0 million, or $0.01 per share, compared to the fourth quarter fiscal 2005 net loss of ($1.2) million, or ($0.02) per share. The fiscal 2006 net income before non-cash charges was $2.0 million, or $0.03 per share, compared to fiscal 2005 net loss before non-cash charges of ($5.7) million, or ($0.09) per share.

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing (800) 862-9098 or (785) 424-1051. A replay of the call will be available for 60 days by dialing (888) 562-0857 or (402) 220-7341.

Recent Highlights

•
Customers. Through the fourth quarter of fiscal 2006, VA Software sold the SourceForge Enterprise Edition solution to a total of 164 customers. During the quarter, Cambrian House, IGN Entertainment, Inc., Beta Systems Software, AG, and WPS Parking Systems, B.V. were added to the installed base. In addition, existing customers including Lawrence Livermore National Laboratories, MetaSolv Software, Inc., Myrio Corporation, TNO-FEL, and Verisign, Inc. purchased additional SourceForge licenses or services.

•
SourceForge® Enterprise Edition. During the quarter, the Company announced the SourceForge Enterprise Edition Download. This is a free full-featured evaluation version of SourceForge Enterprise Edition with access for 15 users. This product provides prospective customers a convenient way to evaluate and test SourceForge for proprietary development projects. Additionally, new enhancements were made to SourceForge Enterprise Edition to make it more scalable, secure and easier to use.

•
SourceForge.net.® — As part of an ongoing site re-architecture to optimize the user experience, the world's largest Open Source collaborative technology site has further enhanced its site and project search capabilities. SourceForge.net community members are now better able to navigate among the site’s nearly 128,000 Open Source projects. We enhanced sorting and filtering options available on SourceForge.net, which, coupled with advanced project and tool search capabilities, enable visitors to quickly search the site's vast content.

The addition of the new search capabilities is the latest change in a series of new services and upgrades to the site performed this year. In May, the SourceForge.net team upgraded the mailing list management software that powers more than 1.2 million community e-mails daily. In February, SourceForge.net launched its Subversion software configuration management (SCM) service. The use of SourceForge.net’s Subversion offering has grown dramatically, attracting nearly 8,000 projects. Recent enhancements to the Subversion service enable projects to link to external repositories not hosted on the SourceForge.net site. This new linking capability will soon be extended to enable project administrators to offer users access to external tools or services, including documentation Wikis.

Slashdot and OSTG. In an effort to better meet the needs of the visitors to our sites, we have invested in additional infrastructure and software to improve site performance and load times on Slashdot and our IT focused sites. These improvements enable the community to contribute to and access the content on the sites efficiently and effectively.

In June, the Slashdot team launched, managed and executed upon the first major re-designs of the Slashdot site since its inception. The team engaged the community for design submissions and received over 250 entries from Slashdot visitors, they chose a winner and executed upon the winning design. Slashdot has also introduced additional capabilities such as: incorporating a user particpatory AJAX powered content tagging system; a bookmarking system to improve the user submission experience, improved layout of the site’s index to increase visibility of sectional content; and added greater context to articles by linking them to our archives.

The OSTG Network as a whole serves nearly 30 million unique visitors monthly.* This ranks OSTG among the top technology networks both in terms of size and reach. Advertisers and sponsors of the OSTG Network include Microsoft, IBM, HP, AMD, EMC, Lenovo, Intel, Perforce, Novell, Rackspace, and Sun Microsystems, Inc. (* Source: Google Analytics and Omniture, July 2006.)

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net loss and loss per share exclude amortization of intangible assets and deferred stock compensation, as well as restructuring costs and other special charges. These non-GAAP adjustments are provided to enhance the user’s overall understanding of current financial performance and prospects for the future. Specifically, VA Software believes the non-GAAP results provide useful information to both management and investors by excluding certain unusual expenses that VA Software believes are not indicative of core operating results. In addition, because VA Software has historically reported non-GAAP results to the investment community, VA Software believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA Software uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software Corporation

VA Software Corporation is the online media, software and e-commerce leader in community-driven Open Source innovation. VA Software is the parent company of OSTG, Inc. (Open Source Technology Group) and the creator of SourceForge. For company information, visit www.vasoftware.com.

OSTG, Inc. (Open Source Technology Group) is the cornerstone of the Open Source movement and the leading online network for IT managers and development professionals. OSTG's technology-focused sites include Slashdot.org, SourceForge.net, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. OSTG also owns ThinkGeek, Inc., the leading retailer for innovative technology products. The OSTG network serves nearly 30 million unique visitors a month*. For more information or to view the media kit online, visit www.ostg.com. (* Source: Google Analytics and Omniture, July 2006.)

SourceForge Enterprise Edition is the world's leading collaborative development application in use by many Global 1000 companies for optimizing and managing distributed development within the IT and software development organizations. For more information, visit www.vasoftware.com/sourceforge/index.php.

Slashdot, freshmeat, ThinkGeek, and SouceForge.net are registered trademarks or trademarks of OSTG, Inc., in the United States and other countries. VA Software, SourceForge, and OSTG are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. All other trademarks or product names are property of their respective owners.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements, include statements regarding VA Software’s business and sales pipeline, the acceptance of VA Software’s online advertising programs, growth prospects for VA Software’s media and software businesses, and ongoing improvements to SourceForge.net and any expected benefits therefrom. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA Software's success in expanding its SourceForge enterprise software business; customer adoption of SourceForge solutions; the size and timing in executing enterprise-level licenses; VA Software’s success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending; VA Software’s ability to achieve and sustain higher levels of revenue; VA Software's ability to protect and defend its intellectual property rights; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA Software may incur in future quarters; and competition with, and pricing pressures from larger and/or more established competitors. Investors should consult VA Software's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors sections of its Annual Report on Form 10-K for the fiscal year ended July 31, 2005 and Form 10-Q for the fiscal quarter ended April 30, 2006, for further information regarding these and other risks of VA Software's business. All forward looking statements included in this press release are based upon information available to VA Software as of the date hereof, and VA Software does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

Contact:

Investor Relations
VA Software Corp.    .
(510) 687-8731
ir@vasoftware.com

VA Software Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Year Ended July 31,
	2006	2005	2006	2005

Software revenues	$2,658	$2,175	$9,974	$7,555
Online Media revenues	3,953	2,221	13,242	8,130
E-commerce revenues	3,881	3,383	20,416	14,918
Net revenues	10,492	7,779	43,632	30,603

Software cost of revenues	341	254	1,334	1,028
Online Media cost of revenues	990	811	3,732	3,320
E-commerce cost of revenues	3,072	2,548	15,605	11,591
Cost of revenues	4,403	3,613	20,671	15,939

Gross margin	6,089	4,166	22,961	14,664

Operating expenses:
Sales and marketing	2,538	2,445	9,968	9,828
Research and development	1,474	1,403	6,197	5,759
General and administrative	2,058	1,720	7,115	5,686
Impairment of Long Lived Assets	-	87	-	87
Restructuring costs and other special charges	-	-	-	(101)
Amortization of intangible assets	1	1	4	12
Total operating expenses	6,071	5,656	23,284	21,271
Income (loss) from operations	18	(1,490)	(323)	(6,607)
Interest and other income, net	701	246	1,638	958
Income (loss) from continuing operations	719	(1,244)	1,315	(5,649)
Income from discontinued operations	(23)	244	9,647	955
Net income (loss)	$696	$(1,000)	$10,962	$(4,694)

Income (loss) per share from continuing operations:
Basic	$0.01	$(0.02)	$0.02	$(0.09)
Diluted	$0.01	$(0.02)	$0.02	$(0.09)

Income per share from discontinued operations:
Basic	$(0.00)	$0.00	$0.16	$0.01
Diluted	$(0.00)	$0.00	$0.15	$0.01

Net income (loss) per share:
Basic	$0.01	$(0.02)	$0.18	$(0.08)
Diluted	$0.01	$(0.02)	$0.17	$(0.08)

Shares used in computing income (loss) per share:
Basic	63,634	61,586	62,328	61,454
Diluted	67,166	61,586	64,704	61,454

VA Software Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

Reconciliation of net income (loss) as reported
to pro forma net income (loss):	Three Months Ended July 31,		Year Ended July 31,
	2006	2005	2006	2005

Income (loss) from continuing operations - as reported	$719	$(1,244)	$1,315	$(5,649)
Non cash charges:
Stock-based compensation expense included in COGS	5	-	31	-
Stock-based compensation expense included in Op Ex.	227	-	700	-
Restructuring costs and other special charges	-	-	-	(101)
Amortization of intangible assets	1	1	4	12
Income (loss) from continuing operations before non cash charges	$952	$(1,243)	$2,050	$(5,738)

Basic and diluted pro-forma per share amounts
Basic	$0.01	$(0.02)	$0.03	$(0.09)
Diluted	$0.01	$(0.02)	$0.03	$(0.09)

Shares used in computing pro-forma per share amounts:
Basic	63,634	61,586	62,328	61,454
Diluted	67,166	61,586	64,704	61,454

VA Software Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2006	July 31, 2005

ASSETS

Current assets:
Cash, cash equivalents, & current short term investments	$51,891	$36,614
Accounts receivable, net	5,398	4,306
Inventories	1,091	773
Prepaid expenses and other current assets	1,026	1,014
Total current assets	59,406	42,707
Property and equipment, net	627	736
Long-term investments, including long-term restricted cash	2,152	2,806
Other assets	1,027	1,132
Total assets	$63,212	$47,381

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,172	$1,574
Accrued restructuring liabilities	1,592	1,748
Deferred revenue, current portion	2,320	2,134
Accrued liabilities and other	3,057	2,882
Total current liabilities	8,141	8,338
Accrued restructuring liabilities, net of current portion	4,515	6,107
Other long-term liabilities	1,178	1,271
Total liabilities	13,834	15,716

Stockholders' equity:
Common stock	65	62
Additional paid-in capital	790,433	783,891
Accumulated other comprehensive gain	(25)	(231)
Accumulated deficit	(741,095)	(752,057)
Total stockholders' equity	49,378	31,665
Total liabilities and stockholders' equity	$63,212	$47,381